EXHIBIT 10.4

011603

SUBORDINATED MORTGAGE, SECURITY AGREEMENT
AND FIXTURE FINANCING STATEMENT

THIS SECOND MORTGAGE is made as of the 17th day of January, 2003, by MedicalCV, Inc., a Minnesota corporation (“Mortgagor”) for the benefit of PKM Properties, LLC, a Minnesota limited liability company (“Mortgagee”).

RECITALS

A.            Mortgagor is the owner of all the tracts or parcels of land located in Dakota County, Minnesota, and described in attached Exhibit A (hereinafter called the “Land”), together with:  (i) all of the buildings, structures and other improvements now standing or at any time hereafter constructed or placed upon the Land; (ii) all lighting, heating, ventilating, air-conditioning, sprinkling and plumbing fixtures, water and power systems, engines and machinery, boilers, furnaces, oil burners, elevators and motors, communication systems, dynamos, transformers, electrical equipment and all other fixtures of every description located in or on, or used, or intended to be used in connection with the Land or any building or other improvements now or hereafter located thereon (excluding, however, fixtures owned by tenants occupying space in any building now or hereafter located on the Land); (iii) all hereditaments, easements, appurtenances, riparian rights, rents, issues, profits, condemnation awards, mineral rights and water rights now or hereafter belonging or in any way pertaining to the Land or to any building or other improvements now or hereafter located thereon and all the estates, rights and interests of Mortgagor in the Land; (iv) all furniture, furnishings, maintenance equipment and all other personal property now or hereafter located in, or on, or used, or intended to be used in connection with the Land or any building or other improvement now or hereafter located thereon and all replacements and additions thereto (excluding personal property owned by tenants occupying space in any building now or hereafter located on the Land); and (v) all additions, accessions, increases, parts, fittings, accessories, replacements, substitutions, betterments, repairs and proceeds to any and all of the foregoing (all of the foregoing, together with the Land, are hereinafter referred to as the “Mortgaged Property”).

B.            The Mortgaged Property is presently encumbered by a Mortgage, Security Agreement, Fixture Financing Statement, and Assignment of Leases and Rents dated November 23, 1999, and recorded in the office of the Dakota County Recorder on December 13, 1999, as Document No. 1659505 (the “First Mortgage”).  The First Mortgage secures a promissory note, in the original principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000), originally dated November 23, 1999, and amended by:  (i) an instrument entitled Change of Terms Agreement, dated November 23, 2000; (ii) an amended and restated Promissory Note dated March 27, 2002; (iii) an instrument entitled Change in Terms Agreement, dated November 23, 2002; (iv) that certain Allonge given by Associated Bank Minnesota, a Minnesota banking corporation f/k/a Riverside Bank in favor of Mortgagee; and (v) an Amended and Restated Promissory Note of even date herewith (collectively, the “First Mortgage Note”).

C.            Mortgagee has agreed to make a discretionary loan to Mortgagor in an amount not to exceed Nine Hundred Forty Three Thousand Six Hundred Sixty Six Dollars ($943,666.00) pursuant to an agreement dated as of January 17, 2003 entitled Discretionary Credit Agreement (the “Discretionary Credit Agreement”).  Each advance to be made in connection with the Discretionary Credit Agreement will be evidenced by a promissory note dated as of January 17, 2003 entitled Discretionary Credit Note (the “Discretionary Credit Note”).  The Discretionary Credit Note is secured by this Subordinated Mortgage, Security Agreement and Fixture Financing Statement (the “Second Mortgage”), which shall be considered subordinate to the First Mortgage.

GRANT OF MORTGAGE AND SECURITY INTEREST

IN CONSIDERATION of Mortgagee’s agreement to make a discretionary loan to Mortgagor on the basis described in the Discretionary Credit Agreement, the Discretionary Credit Note, and this Second Mortgage, and for the purpose of securing the repayment of:  (i) the indebtedness evidenced by the Discretionary Credit Note and all renewals, extensions and modifications thereof and any note issued in substitution thereof; (ii) the payment of all other sums, together with interest thereon, as may be advanced by Mortgagee in accordance with this Second Mortgage or the Discretionary Credit Note, and any other instruments securing payment of the Discretionary Credit Note (the indebtedness evidenced by the Discretionary Credit Note and all such other sums are hereinafter collectively referred to as the “Indebtedness”); and (iii) the performance of all of the covenants and agreements of Mortgagor contained in the Discretionary Credit Agreement or any other document entered into or given by Mortgagor in connection with the Additional Loan, Mortgagor does hereby mortgage, grant, bargain, sell, assign, transfer and convey to Mortgagee forever the Mortgaged Property described above.

To Have and To Hold the Mortgaged Property unto Mortgagee forever; provided, nevertheless, that this Second Mortgage is upon the express condition that if Mortgagor shall pay to Mortgagee as and when due and payable the principal of and interest on the Discretionary Credit Note and all other Indebtedness, and shall also keep and perform each and every covenant and agreement herein contained, then this Second Mortgage and the estate hereby granted shall cease and be and become void and shall be released of record at the expense of Mortgagor; otherwise this Second Mortgage shall be and remain in full force and effect.

Mortgagor represents, warrants and covenants to and with Mortgagee that Mortgagor is lawfully seized of the Land in fee simple; Mortgagor has good right and full power and authority under all applicable provisions of law to execute this Second Mortgage and to mortgage the Mortgaged Property; that the Mortgaged Property is free from all liens, security interests and encumbrances except the First Mortgage and those interests listed on attached Exhibit B; that Mortgagor will warrant and defend the title to the Mortgaged Property and the lien and priority of this Second Mortgage against all claims and demands of all persons whomsoever, whether now existing or hereafter arising, other than the First Mortgage and the interests listed on attached Exhibit B; and that all buildings and improvements now or hereafter located on the Land are, or will be located entirely within the boundaries of the Land.  The covenants and warranties of this Section shall survive foreclosure of this Second Mortgage and shall run with the Land.

PROVISIONS

1.             Payment of the Discretionary Credit Note and Other Indebtedness.  Mortgagor will duly and timely pay the principal of and interest on the Discretionary Credit Note in accordance with its terms, and all other Indebtedness, when and as due and payable.  The provisions of the Discretionary Credit Note are hereby incorporated by reference into this Second Mortgage as fully as if set forth at length herein.

2.             Taxes and Assessments.  Mortgagor shall pay all real estate taxes and installments of special assessments relating to the Mortgaged Property when due, prior to the attachment of any penalty for nonpayment thereof.  If any special assessment is imposed against the Mortgaged Property, Mortgagee may, at any time, require Mortgagor to pay off the entire balance of such assessments.  In addition, Mortgagee may, at any time, require Mortgagor to pay to Mortgagee on the day monthly installments of interest or principal and interest are payable under the Discretionary Credit Note, until the Discretionary Credit Note is paid in full and all other obligations under this Second Mortgage are satisfied, a sum equal to one-twelfth (1/12) of the yearly taxes and assessments levied against the Mortgaged Property as estimated initially and from time to time by Mortgagee, to be applied by Mortgagee to pay said taxes and assessments (such amounts being hereafter referred to as the “Tax Funds”).  Mortgagee shall apply the Tax Funds to pay said taxes and assessments prior to the date that penalty attaches for nonpayment so long as the amount of Funds held by Mortgagee is sufficient at that time to make such payments.  No earnings or interest shall be payable to Mortgagor on the Tax Funds.  Such Funds shall not be, nor be deemed to be, trust funds, and Mortgagee shall have the right to hold the Tax Funds in any manner Mortgagee elects and may commingle the Tax Funds with other moneys held by Mortgagee.

                If the amount of the Tax Funds held by Mortgagee shall exceed at any time the amount deemed necessary by Mortgagee to provide for the payment of taxes and assessments, such excess shall, at the option of Mortgagee, either be promptly repaid to Mortgagor or be credited to Mortgagor on the next monthly installment of Funds due.  If at any time the amount of the Tax Funds held by Mortgagee shall be less than the amount deemed necessary by Mortgagee to pay taxes and assessments as they fall due, Mortgagor shall promptly pay to Mortgagee any amount necessary to make up the deficiency upon notice from Mortgagee to Mortgagor requesting payment thereof.  The Tax Funds are pledged as additional security for the Indebtedness.

                If any Event of Default (as defined in Section 18 hereof) occurs, Mortgagee may apply, at its election, and in any order Mortgagee may, in its sole and absolute discretion, determine, any Tax Funds held by Mortgagee at the time of application to pay taxes and assessments which are then or will thereafter become due, or as a credit against the Indebtedness.  Upon payment in full of all Indebtedness, Mortgagee shall promptly refund to Mortgagors any Tax Funds held by Mortgagee.

3.             Application of Payments.  All payments received by Mortgagee from Mortgagor under the Discretionary Credit Note or this Second Mortgage shall be applied by Mortgagee in the following order of priority:  (i) amounts payable to Mortgagee by Mortgagor under Section 2 hereof; (ii) interest payable on advances made pursuant to Section 13 hereof; (iii) principal of advances made pursuant to Section 13 hereof; (iv) interest payable on the Discretionary Credit Note, in such order as Mortgagee may determine; (v) principal of the Discretionary Credit Note, in such order as Mortgagee may determine; and (vi) any other sums secured by this Second Mortgage, in such order of application as Mortgagee may determine.

4.             Payment of Taxes, Assessments and Other Charges.  Subject to payments in the manner provided under Section 2 hereof and to Section 9 relating to contests, Mortgagor shall pay before a penalty may attach for nonpayment thereof, all taxes and assessments and all other charges whatsoever levied upon or assessed or placed against the Mortgaged Property, except that assessments may be paid in installments so long as no fine or penalty is added to any installment for the nonpayment thereof.  Mortgagor shall likewise pay any and all governmental levies or assessments such as maintenance charges, owner association dues or charges or fees, levies or charges resulting from covenants, conditions and restrictions affecting the Mortgaged Property, which are assessed or imposed upon the Mortgaged Property or any part thereof or become due and payable, and which create, may create or appear to create a lien upon the Mortgaged Property, or any part thereof.  Mortgagor shall likewise pay all taxes, assessments and other charges, levied upon or assessed, placed or made against, or measured by, this Second Mortgage, or the recording hereof, or the Indebtedness secured hereby.  If any legislative action or judicial decision occurs after the date of this Second Mortgage which imposes upon Mortgagee the obligation to pay any such taxes, assessments or other charges, or which deducts the amount secured by this Second Mortgage from the value of the Mortgaged Property for the purpose of taxation, or which changes in any way the laws now in force for the taxation of the mortgages or debts secured thereby, or the manner of the operation of any such taxes so as to affect the interests of Mortgagee, then, and in such event, Mortgagor shall bear and pay the full amount of such taxes, assessments or other charges.  Notwithstanding the foregoing provisions of this Section 4, if for any reason payment by Mortgagor of any such taxes, assessments or other charges would be unlawful, or if the payment thereof would render the indebtedness evidenced by the Discretionary Credit Note usurious, Mortgagee may declare the whole sum secured by the Mortgage, with interest thereon, to be immediately due and payable.  Mortgagor shall promptly furnish to Mortgagee all notices received by Mortgagor of amounts due under this Section and in the event Mortgagor shall make payment directly, Mortgagor shall promptly furnish to Mortgagee receipts evidencing such payments.

5.             Payment of Utility Charges.  Subject to Section 9 relating to contests, Mortgagor shall pay all charges made by utility companies, whether public or private, for electricity, gas, heat, water, sewer, or other utility services furnished or used in connection with the Mortgaged Property or any part thereof, and will, upon written request of Mortgagee, furnish proper receipts evidencing such payment.

6.             Liens.  Subject to Section 9 hereof relating to contests, Mortgagor shall not create, incur or suffer to exist any lien, encumbrance or charge on the Mortgaged Property or any part thereof which might or could be held to be equal or prior to the lien of this Second Mortgage, other than the First Mortgage and the interests set forth in Exhibit B hereto.  Mortgagor shall pay, when due, amounts due pursuant to the Indebtedness and any other debt secured by any lien against the Mortgaged Property, including, without limitation, the First Mortgage and the interests set forth in Exhibit B.

7.             Compliance with Laws.  Subject to Section 9 relating to contests, Mortgagor shall comply with all present and future statutes, laws, rules, orders, regulations and ordinances affecting the Mortgaged Property, any part thereof or the use thereof.

8.             Hazardous Substances.  Mortgagor represents and warrants to Mortgagee that except as disclosed in the existing Phase I Environmental assessment dated September 27, 1999 prepared by Pinnacle Engineering, Inc.:  (i) there are not present in, on or under the Mortgaged Property any Hazardous Substances (as defined below); (ii) the Mortgaged Property is not presently being used and, to the best of Mortgagor’s knowledge after due inquiry, has not in the past been used, for the handling, storage, transportation, manufacture, release or disposal of any Hazardous Substances; (iii) there are no present and have not in the past been any claims, investigations, administrative proceedings, litigation, regulatory hearings or requests or demands for remedial or response actions or for compensation, which may be proposed, threatened or pending with respect to the Mortgaged Property, alleging noncompliance with or violation of any Environmental Law (as defined below), seeking relief under any Environmental Law or relating to any required environmental permits, licenses or authorizations; (iv) all reports and notices required by any Environmental Law have been duly made with respect to the Mortgaged Property, and all permits, licenses and authorizations required by any Environmental Law have been obtained and are in full force and effect with respect to the Mortgaged Property; (v) to the best of Mortgagor’s knowledge, based upon its investigation and inquiry, there is not now present, nor has there ever been present, in, on or under the Mortgaged Property any above-ground or underground storage tanks used for the storage of petroleum, petroleum by-products or any other Hazardous Substances; (vi) the Mortgaged Property is not and never has been listed on the United States Environmental Protection Agency’s National Priorities List of Hazardous Waste Sites or on any other list, schedule, log, inventory or record of hazardous waste sites maintained by any federal, state, or local agency; and (vii) Mortgagor has disclosed and delivered to Mortgagee all environmental reports and investigations which Mortgagor has obtained or ordered with respect to the Mortgaged Property.

                Mortgagor shall not use, or permit the use of, the Mortgaged Property for the handling, storage, transportation, manufacture, release or disposal of any Hazardous Substances.  In addition, Mortgagor shall not install or maintain, or permit the installation or maintenance of, any above-ground or underground storage tanks for the storage of petroleum, petroleum by-products or other Hazardous Substances in, about or under the Mortgaged Property unless:  (i) Mortgagor has obtained the prior written consent of Mortgagee for such installation and maintenance; and (ii) Mortgagor installs and maintains such above-ground or underground storage tanks in compliance with all applicable Environmental Laws.  Notwithstanding the foregoing, Mortgagor and any occupant of the Mortgaged Property may use or store immaterial amounts of commonly known and used materials which may be deemed Hazardous Substances hereunder, provided that any such use or storage:  (A) does not constitute a remunerative activity of Mortgagor; (B) is incidental to Mortgagor’s primary use of the Mortgaged Property and does not constitute a primary use thereof; and (C) complies at all times with all applicable Environmental Laws.

                Upon the occurrence of an Event of Default hereunder or if Mortgagee, in its sole and absolute discretion,  believes that any Hazardous Substance is present on or is being handled, stored, transported, manufactured, released or disposed of in, on or under the Mortgaged Property, Mortgagee or its authorized agent may enter upon the Mortgaged Property for the purpose of performing inspections, taking soil borings, or conducting any other tests or procedures, and obtain such further environmental reports as Mortgagee deems necessary or appropriate, from a reputable environmental consultant of Mortgagee’s choice, all at Mortgagor’s expense.  If any such environmental report indicates any presence, handling, storage, transportation, manufacture, release or disposal of Hazardous Substances in, on or under the Mortgaged Property, Mortgagee may require Mortgagor, at Mortgagor’s expense, to remedy any such presence, handling, storage, transportation, manufacture, release or disposal to the satisfaction of Mortgagee.

                Mortgagor shall immediately notify Mortgagee in writing of any claim, investigation, administrative proceeding, litigation, regulatory hearing or request or demand for remedial or response action or for compensation which may be proposed, threatened or pending, alleging the presence, handling, storage, transportation, manufacture, release or disposal of Hazardous Substances in, on or under the Mortgaged Property.  Mortgagee shall have the right, but not the obligation, to join and participate in any such investigation, administrative proceeding, litigation, regulatory hearing or other action and to have its attorneys’ fees and expenses in connection therewith paid by Mortgagor.  Without

Mortgagee’s prior written consent, Mortgagor shall not take any remedial or response action or enter into any settlement or other compromise with respect to any claim, investigation, administrative proceeding, litigation, regulatory hearing or request or demand for remedial or response action or for compensation which, in Mortgagee’s reasonable judgment, may impair the value of Mortgagee’s security under this Second Mortgage.

                For purposes of this Second Mortgage:  (i) “Environmental Law” means the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. § 1802 et seq.,  the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq., the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq., the Clean Water Act, 33 U.S.C. § 1321 et seq., the Clean Air Act, 42 U.S.C. § 7401 et seq., the Minnesota Environmental Response and Liability Act, Minn. Stat. Chap. 115B, the Minnesota Petroleum Tank Release Cleanup Act, Minn. Stat. Chap. 115C, and any other federal, state, county, municipal, local or other statute, law, ordinance or regulation which may relate to or deal with human health or the environment, all as may be from time to time amended; and (ii)  “Hazardous Substances” means asbestos urea formaldehyde, polychlorinated biphenyls (“PCBs”), nuclear fuel or material, chemical waste, radioactive material, explosives, known carcinogens, petroleum products and by-products and other dangerous, toxic or hazardous pollutants, contaminants, chemicals, materials or substances listed or identified in, or regulated by, any Environmental Law.

9.             Permitted Contests.            Mortgagor shall not be required to:  (i) pay any tax, assessment or other charge referred to in Sections 2 or 4 hereof; (ii) pay any charge referred to in Section 5 hereof, (iii) discharge or remove any lien, encumbrance or charge referred to in Section 6 hereof, or (iv) comply with any statute, law, rule, regulation or ordinance referred to in Section 7 hereof, so long as Mortgagor shall:  (a) contest, in good faith, the existence, amount or the validity thereof, the amount of damages caused thereby or the extent of its liability therefor, by appropriate proceedings which shall operate during the pendency thereof to prevent: (A) the collection of, or other realization upon the tax, assessment, charge or lien, encumbrance or charge so contested; (B) the sale, forfeiture or loss of the Mortgaged Property or any part thereof; and (C) any interference with the use or occupancy of the Mortgaged Property or any part thereof; and (b) shall give such security to Mortgagee as may be demanded by Mortgagee to ensure compliance with the foregoing provisions of this Section 9.  Mortgagor shall give prompt written notice to Mortgagee of the commencement of any contest referred to in this Section 9.

10.           Insurance.  Mortgagor, at its sole cost and expense, will maintain insurance of the following character:

a.                                       Insurance on the buildings and other improvements now existing or hereafter erected on the Land, and on the fixtures and personal property included in the Mortgaged Property, against loss by fire and other hazards covered by the so-called “all-risk” form of policy without a co-insurance clause, in an amount equal to the actual replacement cost thereof (exclusive of foundations and excavations) without deduction for physical depreciation, which insurance shall in no event be less than the sum of the unpaid principal balances secured by the First Mortgage and this Second Mortgage at any given time.

b.                                      During any period when alterations are made to the Mortgaged Property, Mortgagor shall provide builder’s risk insurance coverage in form, substance, and in an amount reasonably acceptable to Mortgagee.

c.                                       If the Mortgaged Property includes steam boilers or other equipment for the generation or transmission of steam, insurance against loss or damage by explosion, rupture or bursting of steam boilers, pipes, turbines, engines and other pressure vessels and equipment, in an amount satisfactory to Mortgagee, without a co-insurance clause.

d.                                      If the Land or any part thereof is located in a designated official flood-hazardous area, flood insurance insuring the buildings and improvements now existing or hereafter erected on the Land in an amount equal to the lesser of the principal balance of the Discretionary Credit Note or the maximum limit of coverage made available with respect to such buildings and improvements under the Federal Flood Disaster Protection Act of 1973, as amended, and the regulations issued thereunder.

e.                                       Comprehensive general liability insurance protecting against claims arising from any accident or occurrence in or upon the Mortgaged Property in an amount acceptable to Mortgagee.

f.                                         Such worker’s compensation insurance as is required by statute.

g.                                      Insurance against interruption of business in respect of the Mortgaged Property in an amount sufficient to pay twelve (12) months’ debt service on the sum of the First Mortgage Note and Discretionary Credit Note, and the First Mortgage and this Second Mortgage, including principal and interest thereof and tax and assessment payments described in Section 2.

                All insurance policies and renewals thereof maintained by Mortgagor shall be written by an insurance carrier satisfactory to Mortgagee, in the case of the coverages described in Subsections a through d and g, contain a standard mortgagee and lender loss payable clause in favor of and in form acceptable to Mortgagee, contain an agreement of the insurer that it will not cancel or modify the policy except after 30 days’ prior written notice to Mortgagee, and be reasonably satisfactory to Mortgagee in all other respects.  The insurance maintained pursuant to Subsections e and f shall name Mortgagee as an additional insured.

                Mortgagor will deliver to Mortgagee certificates satisfactory to Mortgagee evidencing the insurance which is required under Section 10, and Mortgagor shall promptly furnish to Mortgagee copies of all renewal notices and all receipts of paid premiums received by it.  At least 30 days prior to the expiration date of a required policy, Mortgagor shall deliver to Mortgagee a certificate evidencing any renewal in form satisfactory to Mortgagee.  If Mortgagor has a blanket insurance policy in force providing coverage for several properties of Mortgagor, including the Mortgaged Property, Mortgagee will accept a certificate of such insurance together with a copy of such blanket insurance policy; provided the certificate sets forth the amounts of insurance and coverage, and such amounts are at least equal to the amounts required hereinabove, the original policy of insurance is written by a carrier or carriers acceptable to Mortgagee, insures against the risks set forth hereinabove, cannot be amended, modified or canceled without thirty (30) days’ prior written notice to any mortgagee of Mortgagor, is in an amount not less than the unpaid principal balance secured by the First Mortgage and this Second Mortgage, and has a full replacement cost endorsement meeting the requirements of this Section 10.  Promptly following any demand by Mortgagee, Mortgagor shall deliver to Mortgagee copies of the policies required by this Section 10.

                If the Mortgaged Property is sold at a foreclosure sale or if Mortgagee shall acquire title to the Mortgaged Property, Mortgagee shall have all of the right, title and interest of Mortgagor in and to any insurance policies required under Subsections a through d and g and the unearned premiums thereon and in and to the proceeds resulting from any damage to the Mortgaged Property prior to such sale or acquisition.

                If the Mortgaged Property or any part thereof shall be damaged or destroyed by fire or other casualty, Mortgagor will promptly give written notice thereof to the insurance carrier and Mortgagee, and will not adjust any damage or loss unless Mortgagee shall have joined in such adjustment; but if there has been no adjustment of any such damage or loss within four (4) months from the date of occurrence thereof and if an Event of Default shall exist at the end of such four-month period or at any time thereafter, Mortgagee may alone make proof of loss, adjust and compromise any claim under the policies and appear in and prosecute any action arising from such policies.  In connection therewith, Mortgagor does hereby irrevocably authorize, empower and appoint Mortgagee as attorney-in-fact for Mortgagor (which appointment is coupled with an interest) to do any and all of the foregoing in the name and on behalf of Mortgagor.

                All sums paid under any insurance policy required in Subsections 10 a through d and g shall be paid to Mortgagee.  Mortgagee shall at its option apply the same, whether or not its security is impaired (after first deducting therefrom Mortgagee’s expenses incurred in collecting the same including but not limited to reasonable attorneys’ fees) to the reduction of the Indebtedness, whether or not due, to the payment of the restoration, repair, replacement or rebuilding of the Mortgaged Property that is damaged or destroyed, in such manner as Mortgagee may determine.  If this Second Mortgage is foreclosed, all right, title, and interest of Mortgagor in and to any insurance policies then in force and proceeds of insurance not yet paid for loss or damage shall pass to the purchaser at the foreclosure sale.  Any application of insurance proceeds shall not extend or postpone the due dates of the monthly installments payable under the Discretionary Credit Note or change the amount of such installments.

                Mortgagor shall promptly reimburse Mortgagee upon demand for all of Mortgagee’s expenses incurred in connection with the collection of the insurance proceeds, including but not limited to reasonable attorneys’ fees, and all such expenses, together with interest from the date of disbursement at the rate stated in the Discretionary Credit Note (unless collection of interest from Mortgagor at such rate would be contrary to applicable law, in which event such amounts shall bear interest at the highest rate which may be collected from Mortgagor under applicable law) shall be additional amounts secured by this Second Mortgage.

11.           Preservation and Maintenance of the Mortgaged Property.  Mortgagor shall:  (i) keep the buildings and other improvements now or hereafter erected on the Land in safe and good repair and condition, ordinary depreciation excepted; (ii) upon damage to or destruction of the Mortgaged Property or any part thereof by fire or other casualty, restore, repair, replace or rebuild the Mortgaged Property that is damaged or destroyed to the condition it was in immediately prior to such damage or destruction, whether or not any insurance proceeds are available or sufficient for such purpose, unless Mortgagee shall have elected to apply such proceeds to reduction of the Indebtedness; (iii) constantly maintain the parking and landscaped areas of the Mortgaged Property; (iv) not commit waste or permit impairment or deterioration of the Mortgaged Property; (v) not alter or permit the alteration of the design or structural character of any building now or hereafter erected on the Land or hereafter constructed, or construct, additions to existing buildings or additional buildings on the Land without the prior written consent of Mortgagee; (vi) not remove from the Land any of the fixtures and personal property included in the Mortgaged Property unless the same is immediately replaced with property of at least equal value and utility, and this Second Mortgage becomes a valid lien on such property subject only to the lien of the First Mortgage and the interests described on attached Exhibit B.

12.           Inspection.  Mortgagee or its agents shall have the right, at all reasonable times, to enter upon the Mortgaged Property for the purposes of inspecting the Mortgaged Property or any part thereof.  Mortgagee shall, however, have no duty to make such inspection.  If Mortgagor exercises its rights to enter into the Mortgaged Property for purposes of conducting an inspection or performing work as provided anywhere in this Mortgage, then the Mortgagee shall:  (i) give reasonable prior notice to Mortgagor; (ii) use reasonable efforts to conduct the inspection or perform the work in a manner which will not interfere with regulatory requirements of the United States Food and Drug Administration of which Mortgagor advises Mortgagee in writing, except to the extent necessary to protect Mortgagee’s interest in the Mortgaged Property; and (iii) not unnecessarily enter into portions of the Mortgaged Property which contain proprietary manufacturing processes and products.

13.           Protection of Mortgagee’s Security.  Subject to the rights of Mortgagor under Section 9 hereof, if Mortgagor fails to perform any of the covenants and agreements contained in this Second Mortgage, or if any action or proceeding is commenced which affects the Mortgaged Property or the interest of Mortgagee therein, or the title thereto, then Mortgagee, at Mortgagee’s option, may perform such covenants and agreements, defend against and/or investigate such action or proceeding, and take such other action as Mortgagee deems necessary to protect Mortgagee’s interest.  Mortgagee shall be the sole judge of the legality, validity and priority of any claim, lien, encumbrance, tax, assessment, charge and premium paid by it and of the amount necessary to be paid in satisfaction thereof.  Mortgagee is hereby given the irrevocable power of attorney (which power is coupled with an interest and is irrevocable) to enter upon the Mortgaged Property as Mortgagor’s agent in Mortgagor’s name to perform any and all covenants and agreements to be performed by Mortgagor as herein provided.  Any amounts or expenses disbursed or incurred by Mortgagee pursuant to this Section 13, with interest thereon, shall become additional Indebtedness of Mortgagor secured by this Second Mortgage.  Unless Mortgagor and Mortgagee agree in writing to other terms of repayment, such amounts shall be immediately due and payable, and shall bear interest from the date of disbursement at the highest annual rate stated in the Discretionary Credit Note, unless collection from Mortgagor of interest at such rate would be contrary to applicable law, in which event such amounts shall bear interest at the highest rate which may be collected from Mortgagor under applicable law.  Mortgagee shall, at its option, be subrogated to the lien of any mortgage or other lien discharged in whole or in part by the Indebtedness or by Mortgagee under the provisions hereof, and any such subrogation rights shall be additional and cumulative security for this Second Mortgage.  Nothing contained in this Section 13 shall require Mortgagee to incur any expense or do any act hereunder, and Mortgagee shall not be liable to Mortgagor for any damages or claims arising out of action taken by Mortgagee pursuant to this Section 13.

14.  Condemnation.  Mortgagor hereby irrevocably assigns to Mortgagee any award or payment which becomes payable by reason of any taking of the Mortgaged Property, or any part thereof, whether directly or indirectly or temporarily or permanently, in or by condemnation or other eminent domain proceedings (hereinafter called a “Taking”).  Promptly upon receipt by Mortgagor of notice of the institution of any proceeding or negotiations for a Taking, Mortgagor shall give notice thereof to Mortgagee.  Mortgagee may appear in any such proceedings and participate in any such negotiations and may be represented by counsel.  Mortgagor, notwithstanding that Mortgagee may not be a party to any such proceeding, will promptly give to Mortgagee copies of all notices, pleadings, judgments, determinations and other papers received by Mortgagor therein.  Mortgagor will not enter into any agreement permitting or consenting to the taking of the Mortgaged Property, or any part thereof, or providing for the conveyance thereof in lieu of condemnation, with anyone authorized to acquire the same in condemnation or by eminent domain unless Mortgagee shall first have consented thereto in writing.  All awards in connection with a Taking shall be adjusted jointly by Mortgagor and Mortgagee.  All awards payable as a result of a Taking shall be paid to Mortgagee, which may, at its option, apply them, after first deducting Mortgagee’s expenses incurred in the collection thereof, to the payment of the Indebtedness, whether or not due and in such order of application as Mortgagee may determine, or to the repair or restoration of the Mortgaged Property, in such manner as Mortgagee may determine.  Any application of Taking awards to principal of the Discretionary Credit Note shall not extend or postpone the due dates of the monthly installments payable under the Discretionary Credit Note or change the amount of such installments.

                If the Taking involves a taking of any building or other improvement now or hereafter located on the Land, Mortgagor shall proceed, with reasonable diligence, to demolish and remove any ruins and complete repair or restoration of the Mortgaged Property as nearly as possible to its respective size, type and character immediately prior to the Taking, whether or not the condemnation awards are available or adequate to complete such repair or restoration unless Mortgagee has applied the entire condemnation award to payment of the Indebtedness.  Mortgagor shall promptly reimburse Mortgagee upon demand for all of Mortgagee’s expenses (including reasonable attorney’s fees) incurred in the collection of awards and their disbursement in accordance with this Section, and all such expenses, together with interest from the date of disbursement at the rate stated in the Discretionary Credit Note (unless collection of interest from Mortgagor at such rate would be contrary to applicable law, in which event such amounts shall bear interest at the highest rate which may be collected from Mortgagor under applicable law) shall be additional amounts secured by this Second Mortgage.

15.           Financial Statements.  Mortgagor shall provide the following financial statements to Mortgagee, all prepared in accordance with generally accepted accounting principles, consistently applied:  (i) as soon as practicable after the end of each calendar year, and in no event later than May 1st  of the following year, detailed financial statements of Mortgagor, including a balance sheet and statements of income, retained earnings and cash flows, prepared  in accordance with generally accepted accounting principles, all in such detail as Mortgagee may reasonably require; and (ii) any other information or books and records relating to Mortgagor or the Mortgaged Property that Mortgagee may reasonably require.

                Mortgagor shall keep and maintain at all times at Mortgagor’s address stated below or at such other place as Mortgagee may approve in writing, complete and accurate books of accounts and records in sufficient detail to reflect correctly the results of the operation of the Mortgaged Property and copies of all written contracts, leases and other instruments which affect the Mortgaged Property.  Without limiting the foregoing, such books and records shall show the name of each tenant occupying the Mortgaged Property, the rent paid by each such tenant, and the security deposits paid by such tenant, if any.  Such books, records, contracts, leases and other instruments shall be subject to examination and inspection by Mortgagee or its representative during ordinary business hours.

16.           No Further Financing.  Mortgagor shall not create, permit to be created, or permit to remain, any subordinate lien on the Mortgaged Property or any part thereof to secure any indebtedness for borrowed money, without obtaining the prior written consent of Mortgagee.

17.           Security Interest.  This Second Mortgage shall constitute a security agreement with respect to (and Mortgagor hereby grants Mortgagee a security interest in) all personal property and fixtures included in the Mortgaged Property as more specifically described in Grant of Mortgage and Security Interest

Sections of this Mortgage.  Mortgagor authorizes Mortgagee to record any financing statements covering such personal property and fixtures (in a form satisfactory to Mortgagee) which Mortgagee may reasonably consider necessary or appropriate to perfect its security interest in such items, with or without Mortgagor’s signature on such financing statements.

18.           Events of Default.  Each of the following occurrences shall constitute an event of default hereunder (herein called an “Event of Default”):

a.                                       There occurs any default under the First Mortgage or the First Mortgage Note which is not cured within any applicable cure period provided for therein (and the terms and conditions of the First Mortgage Note and the First Mortgage are incorporated herein by reference for this purpose).

b.                                      Mortgagor does not duly and timely pay any installment of interest or principal and interest payable under the Discretionary Credit Note on the date such installment is due.

c.                                       Mortgagor shall subject the Mortgaged Property to the lien of any further financing in default of Mortgagor’s agreement contained in Section 16 hereof.

d.                                      Mortgagor shall fail to duly and timely pay when and as due any payment for taxes and assessments required to be paid by Section 2.

e.                                       Mortgagor shall fail to duly and timely provide the insurance coverage required under Section 10.

f.                                         Mortgagor shall fail duly to perform or observe any other of the covenants or agreements contained in this Second Mortgage, the Discretionary Credit Agreement, or the Discretionary Credit Note and not specifically cited as an Event of Default elsewhere in this Section 18.

g.                                      Mortgagor shall make an assignment for the benefit of its creditors, or Mortgagor shall generally not be paying its debts as they become due, or a petition is be filed by or against Mortgagor under the United States Bankruptcy Code, or Mortgagor shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of a material part of its properties or of the Mortgaged Property or there is an appointment of a trustee, receiver or liquidator of any material part of its properties or of the Mortgaged Property.

h.                                      A judgment, writ or warrant of attachment or execution, or similar process is entered and becomes a lien on, or is issued or levied against, the Mortgaged Property or any part thereof and shall not be released, vacated or fully bonded within fifteen (15) days after its entry, issue or levy.

i.                                          The Mortgaged Property, or any part thereof, shall be sold, conveyed, transferred, encumbered or full possessory rights therein transferred, or the controlling interest in Mortgagor shall be sold, conveyed, transferred or encumbered, whether voluntarily, involuntarily or by operation of law; this provision shall apply to each and every sale, transfer, conveyance or encumbrance regardless of whether or not Mortgagee has consented or waived its rights, whether by action or omission, in connection with any previous sale, transfer, conveyance or encumbrance.

j.                                          An event of default, however defined, shall occur under the Discretionary Credit Agreement or any other instrument or document given by Mortgagor in connection with the First Mortgage or this Second Mortgage.

19.           Acceleration.  If an Event of Default occurs and is continuing, Mortgagee may, at its option, without notice to Mortgagor, declare the entire Indebtedness evidenced by the Discretionary Credit Note, or otherwise secured hereby, immediately due and payable.

20.           Remedies.  If an Event of Default occurs and is continuing, Mortgagor, upon demand of Mortgagee, shall forthwith surrender to Mortgagee the actual possession of the Mortgaged Property. If and to the extent permitted by law, Mortgagee, or such officers or agents as Mortgagee may appoint, may enter and take possession of all or any part of the Mortgaged Property, and may exclude Mortgagor and its agents and employees therefrom, and may have joint access with Mortgagor to the books, papers and accounts of Mortgagor.

                                If Mortgagor shall, for any reason, fail to surrender or deliver any such Mortgaged Property or any part thereof after such demand by Mortgagee, Mortgagee may obtain a judgment or decree conferring on Mortgagee the right to immediate possession or requiring Mortgagor to deliver immediate possession of all or part of such Mortgaged Property to Mortgagee, and Mortgagor hereby specifically consents to the entry of that judgment or decree.  Mortgagor will pay to Mortgagee, upon demand, all expenses of obtaining such judgment or decree and reasonable compensation to Mortgagee, its attorneys and agents; and all such expenses and compensation shall, until paid, be considered a part of the Indebtedness secured by the lien of this Second Mortgage.

                                Upon every such entering upon or taking of possession, Mortgagee may hold, store, use, operate, manage and control the Mortgaged Property and conduct the business thereof, and from time to time:  (i) make all necessary and proper maintenance, repairs, renewals, replacements, additions, betterments and improvements thereto and thereon and purchase or otherwise acquire additional fixtures, personal property and other property; (ii) insure or keep the Mortgaged Property insured; (iii) lease, manage and operate the Mortgaged Property and exercise all rights and powers of Mortgagor to the same extent as Mortgagor could in its own name or otherwise with respect to the same; (iv) enter into any and all agreements with respect to the exercise by others of any of the powers herein granted to Mortgagee, all as Mortgagee from time to time may determine to be in its own best interest.  Mortgagee may collect and receive all the rents and other income payable in connection with the Mortgaged Property, including those past due as well as those accruing thereafter, and, after deducting:  (A) all expenses of taking, holding, managing and operating the Mortgaged Property (including compensation for the services of all persons employed for such purposes); (B) the cost of all such maintenance, repairs, renewals, replacements, additions, betterments, improvements and purchases and acquisitions; (C) the cost of such insurance as Mortgagee may determine to be necessary, appropriate or desirable; (D) such taxes, assessments, and other similar charges as Mortgagee may determine to pay; (E) other proper charges upon the Mortgaged Property or any part thereof; and (F) the reasonable compensation, expenses and disbursements of the attorneys and agents of Mortgagee, shall apply the remainder of the monies and proceeds so received by Mortgagee to the Indebtedness evidenced by the Discretionary Credit Note or otherwise secured hereby.  Mortgagee shall have no liability for any loss, damage, injury, cost or expense resulting from any action or omission by it or its representatives which was taken or omitted in good faith.

                If an Event of Default occurs and is continuing, Mortgagee, upon application to a court of competent jurisdiction, shall be entitled, without notice and without regard to the occupancy of the Mortgaged Property, the insolvency of the Mortgagor, any showing of waste of the Mortgaged Property, or inadequacy of the Mortgaged Property as security for the Indebtedness, to the appointment of a receiver to take possession of and to operate the Mortgaged Property and to collect and apply the rents and other income thereof.  The receiver shall have all of the rights and powers provided under, and to the fullest extent permitted by, applicable law.  Mortgagor shall pay to Mortgagee upon demand all expenses, including receiver’s fees, costs and agent’s compensation, incurred pursuant to the provisions of this Section; and all such expenses shall be secured by this Second Mortgage.

If an Event of Default shall have occurred and is continuing, Mortgagee may, either with or without entry or taking possession as hereinabove provided or otherwise, proceed by suit or suits at law or in equity or by any other appropriate proceeding or remedy:  (i) to enforce payment of the Discretionary Credit Note or the performance of any term of the Discretionary Credit Note or this Second Mortgage; (ii) Mortgagee may (and is hereby authorized and empowered to) foreclose this Mortgage by action or advertisement, pursuant to Chapters 580 through 582 of the statutes of the State of Minnesota in such case made and provided, power being expressly granted to sell the Mortgaged Property (including, without limitation, and at the option of the Mortgagee, any personal property or other rights constituting a part thereof) at public auction and convey the same to the purchaser in fee simple and, out of the proceeds arising from such sale, to pay all or any part of the Indebtedness secured hereby with interest, and all legal costs and charges of such foreclosure and the maximum attorneys’ fees permitted by law, which costs, charges and fees the Mortgagor agrees to pay; (iii) to collect the rents and other income payable under any or all leases of the Mortgaged Property directly from the tenants thereunder upon notice to each such tenant that an Event of Default exists hereunder accompanied by a demand on such tenant for the payment to Mortgagee of all rents and other charges due and to become due under that tenant’s lease, and Mortgagor FOR THE BENEFIT OF MORTGAGEE AND EACH SUCH TENANT hereby covenants and agrees that the tenant shall be under no duty to question the accuracy of Mortgagee’s statement regarding the occurrence of an Event of Default, and shall unequivocally be authorized to pay such rents and other amounts due pursuant to the lease in question to Mortgagee without regard to the truth of Mortgagee’s statement regarding the occurrence of an Event of Default and notwithstanding notices from Mortgagor disputing the existence of an Event of Default such that the payment of rent and other charges by tenant to Mortgagee pursuant to such a demand shall constitute performance in full as to Mortgagor of the tenant’s obligation under the lease in question to the extent of the rents and/or other charges so paid to Mortgagee; and (iv) to pursue any other right or remedy available to Mortgagee, all as the Mortgagee shall deem most effectual for such purposes.  Mortgagee shall take action either by such proceedings or by the exercise of its powers with respect to entry or taking possession, as Mortgagee may determine.

                                Mortgagee, at Mortgagee’s option, is authorized to foreclose this Second Mortgage, subject to or free of the rights of any tenants of the Mortgaged Property.  The failure to make any tenants of the Mortgaged Property parties defendant to any foreclosure proceedings and to foreclose their rights will not be, nor be asserted by Mortgagor to be, a defense to any proceedings instituted by the Mortgagee to collect the Indebtedness secured by this Second Mortgage, or any deficiency remaining unpaid after the foreclosure sale of the Mortgaged Property.

                                No delay or omission of Mortgagee or of any holder of the Discretionary Credit Note to exercise any right, power or remedy accruing upon any Event of Default shall exhaust or impair any such right, power or remedy or shall be construed to be a waiver of any such default, or acquiescence therein; and

every right, power and remedy given by this Mortgage to Mortgagee may be exercised from time to time and as often as may be deemed expedient by Mortgagee.  Acceleration of maturity of the Discretionary Credit Note, once claimed hereunder by Mortgagee, may, at the option of Mortgagee, be rescinded by written acknowledgment to that effect by Mortgagee, but the tender and acceptance of partial payments alone shall not in any way affect or rescind such acceleration of maturity of the Discretionary Credit Note, provided that any such acceleration shall be subject to Mortgagor’s right of reinstatement as provided in

Minnesota Statutes §580.30.

                                No waiver of any Event of Default shall be effective unless made in writing by Mortgagee.  No waiver of any Event of Default hereunder shall extend to or shall affect any subsequent or any other then existing Event of Default or shall impair any rights, powers or remedies consequent thereon.

                                No right, power or remedy conferred upon or reserved to Mortgagee by this Second Mortgage is intended to be exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent and shall be in addition to any other right, power and remedy given hereunder or now or hereafter existing at law or in equity or by statute.

                                Mortgagee hereby is subrogated to the claims and liens of all parties whose claims or liens are discharged or paid with the proceeds of the Indebtedness secured by this Mortgage.

21.  Further Assurances.  Mortgagor will do, execute, acknowledge and deliver all further acts, deeds, conveyances, transfers, security interests, security agreements, financing statements, renewals, certificates, affidavits, continuation statements and other documents and assurances necessary or proper to effectuate, complete, or perfect, or to continue and preserve, or to preserve and protect, the obligations of Mortgagor under the Discretionary Credit Agreement, the Discretionary Credit Note and other documents given in connection with the Additional Loan, and the lien and security interest provided for by this Second Mortgage in the Mortgaged Property or any part thereof, or to preserve and protect the Mortgaged Property, and  Mortgagor agrees that this shall be done at Mortgagor’s sole expense, not later than fifteen (15) days after demand by Mortgagee.  Upon any failure by Mortgagor to do so, Mortgagee may make, execute, record, file, re-record and/or re-file any and all such acts, deeds, conveyances, transfers, security interests, security agreements, financing statements, renewals, certificates, affidavits, continuation statements and other documents and assurances for and in the name of Mortgagor, and Mortgagor hereby irrevocably appoints Mortgagee the agent and attorney-in-fact of Mortgagor to do so.

22.           Estoppel Certificate.  Mortgagor agrees at any time and from time to time, upon not less than fifteen (15) days prior notice by Mortgagee, to execute, acknowledge and deliver, without charge, to Mortgagee or to any person designated by Mortgagee, a statement in writing certifying:  (i) that the First Mortgage and this Second Mortgage are unmodified (or if there have been modifications, identifying the same by the date thereof and specifying the nature thereof); (ii) the principal amount then secured by the First Mortgage Note and the Discretionary Credit Note; (iii) the unpaid balance of the First Mortgage Note and Discretionary Credit Note; (iv) that Mortgagor has not received any notice of an Event of Default or notice of acceleration or foreclosure of the First Mortgage or this Second Mortgage (or if Mortgagor has received such a notice, that it has been revoked, if such be the case); (v) that to the knowledge of Mortgagor, no Event of Default exists under the First Mortgage, First Mortgage Note, this Second Mortgage, or the Discretionary Credit Note (or if any such Event of Default does exist, specifying the same and stating that the same has been cured, if that is the case); (vi) that Mortgagor, to its knowledge, has no claims or offsets against Mortgagee (or if Mortgagor has any such claims, specifying the same); and (vii) the dates to which the principal, interest and other sums and charges payable by Mortgagor pursuant to the First Mortgage Note and Discretionary Credit Note have been paid.

23.           Successors and Assigns Bound; Number; Gender; Agents; Captions; Amendments.  The covenants and agreements herein contained shall bind, and the rights hereunder shall inure to, the respective heirs, legal representatives, successors and assigns of Mortgagee and Mortgagor; provided, however, that this Section 23 shall not limit the effect of Section 18.  Wherever used, the singular number shall include the plural, and the plural the singular, and the use of any gender shall apply to all genders.  The captions and headings of the Sections of this Second Mortgage are for convenience only and are not to be used to interpret or define the provisions hereof.  No amendment of this Second Mortgage shall be effective unless in a writing executed by Mortgagor and Mortgagee.

24.           Notice.  Any notice to a party this Second Mortgage shall be deemed to have been given and received by upon delivery by courier, or when mailed by certified mail, return receipt requested, at the following address:

If to Mortgagor:	MedicalCV, Inc. 9725 South Robert Trail Inver Grove Heights, MN 55077 Attention: Chief Executive Officer

If to Mortgagee:	PKM Properties, LLC c/o Gracon Contracting, Inc. 606 24th Avenue South, Suite B12 Minneapolis, MN 55454 Attention: Paul K. Miller

or at such other address as Mortgagor may designate in writing to Mortgagee.  Mortgagor shall give Mortgagee at least thirty (30) days’ prior written notice of any change in Mortgagor’s name, jurisdiction of organization, or address of its chief executive office.

25.           Governing Law; Severability.  This Second Mortgage shall be governed by the substantive laws of the State of Minnesota.  In the event that any provision or clause of this Second Mortgage conflicts with applicable law, such conflict shall not affect other provisions of this Second Mortgage which can be given effect without the conflicting provisions and to this end the provisions of the Mortgage are declared to be severable.

26.                                 Counterparts.  This Second Mortgage may be executed in any number of counterparts, each of which shall be an original, but  all of which together shall constitute one instrument.

27.           Production of Documents.  Mortgagor shall, while this Second Mortgage is in full force and effect, furnish Mortgagee with such documents, instruments and papers as Mortgagee may reasonably request from time to time in order for Mortgagee to assign this Second Mortgage or effectuate a sale or a participation in the Additional Loan evidenced by the Discretionary Credit Note and this Second Mortgage.

28.           Waiver of Marshalling.  Mortgagor, any party who consents to this Second Mortgage and any party who now or hereafter acquires a lien on the Mortgaged Property and who has actual or constructive notice of this Second Mortgage hereby waives any and all right to require the marshalling of assets in connection with the exercise of any of the remedies permitted by applicable law or provided herein.

29.           Fixture Filing.  From the date of its recording, this Second Mortgage shall be effective as a financing statement filed as a fixture filing with respect to all goods constituting part of the Mortgaged Property which are or which may become fixtures related to the Land described herein.  For this purpose, the following information is set forth:

a.             Name and Address of Debtors (Mortgagor):

MedicalCV, Inc.

9725 South Robert Trail

Inver Grove Heights, MN 55077

Attention:  Chief Executive Officer

b.             Name and Address of Secured Party (Mortgagee):

PKM Properties, LLC

c/o Gracon Contracting, Inc.

606 24th Avenue South, Suite B12

Minneapolis, MN 55454

Attention:  Paul K. Miller

c.                                       This document covers goods which are or are to become fixtures.

d.                                      The name of the record owner of the Land is the Debtor described above.

e.                                       The Organizational Identification Number of the Debtor is 7J-436.

30.           Future Advances

a.                                       As of the date of this Second Mortgage, Four Hundred Forty Three Thousand Six Hundred Sixty Six Dollars ($443,666) of the original principal amount of the Discretionary Credit Note have been disbursed to Mortgagor.  Mortgagee’s obligation to disburse the remaining Five Hundred Thousand Dollar ($500,000) balance of the Discretionary Credit Note shall be considered a discretionary facility, and Mortgagee may disburse or refrain from disbursing all or any portion of such balance in Mortgagee’s sole and absolute discretion.

b.                                      At such time as Mortgagor closes an anticipated Three Million Dollar ($3,000,000) loan to be made by TCF National Bank, the remaining balance of the Discretionary Credit Note shall be considered a committed facility, and Mortgagee’s obligation to disburse the balance of the Discretionary Credit Note in conformance and subject to the provisions of the Discretionary Credit Agreement shall be considered mandatory.

c.                                       Because this Second Mortgage secures future advances, the amount of such advances is not currently known.  The acceptance of this Second Mortgage by Mortgagee, however, constitutes an acknowledgment that Mortgagee is aware of the provisions of Minnesota Statutes § 287.05, subd. 5, and intends to comply with the requirements contained therein.

d.                                      The maximum principal amount of indebtedness secured by this Second Mortgage at any one time, excluding advances made by Mortgagee in protection of the Mortgaged Property or the lien of this Second Mortgage, shall be Nine Hundred Forty Three Thousand Six Hundred Sixty Six Dollars ($943,666).

e.                                       The representations contained in Subsections b and c of this Section 30 are made solely for the benefit of county recording authorities in determining the mortgage registry tax payable as a prerequisite to the recording of this Second Mortgage.  Mortgagor acknowledges that such representations do not constitute or imply an agreement by Mortgagee to make any future advances to Mortgagor other than in conformance with the provisions of Subsections a and b of this Section 30 or other applicable provisions of this Second Mortgage.

IN WITNESS WHEREOF, Mortgagor has caused this Second Mortgage to be duly executed as of the day and year first-above written.

MEDICALCV, INC.

By	/s/ Blair P. Mowery

Its	President and CEO

STATE OF MINNESOTA	)
	)	ss.
COUNTY OF HENNEPIN	)

The foregoing instrument was acknowledged before me this 17th day of January, 2003, by Blair P. Mowery, the Chief Executive Officer of MedicalCV, Inc., a corporation under the laws of Minnesota, on behalf of the corporation.

/s/ Sjur Midness
Notary Public

This instrument was drafted by:

FREDRIKSON & BYRON, P. A.

4000 Pillsbury Center

200 South Sixth Street

Minneapolis, Minnesota  55402

EXHIBIT A

That part of the West Half (W ½) of the Southwest Quarter (SW ¼) of Section Nineteen (19), Township Twenty-seven (27), Range Twenty-two (22), Dakota County, Minnesota lying Northerly of the Northerly right-of-way line of Minnesota State Trunk Highway No. 3 and Westerly of the Westerly right-of-way line of the Chicago, Milwaukee, St. Paul and Pacific Railroad Company;

EXCEPT that part thereof included within the North 417.42 feet of the East 417.42 feet of the Northwest Quarter (NW ¼) of the Southwest Quarter (SW ¼) of Section Nineteen (19), Township Twenty-seven (27), Range Twenty-two (22), Dakota County, Minnesota, as measured along the North and East lines thereof; and

EXCEPT that part described as follows:  Commencing at the Northwest corner of said West Half (W ½) of the Southwest Quarter (SW ¼); thence South 0 degrees 01 minutes 18 seconds East (assumed bearing), a distance of 700 feet along the West line of said West Half (W ½) of the Southwest Quarter (SW ¼) to the point of beginning of the parcel to be described; thence North 89 degrees 58 minutes 42 seconds East a distance of 500 feet; thence South 0 degrees 01 minutes 18 seconds East a distance of 343.44 feet; more or less, to the Northerly right-of-way line of State Trunk Highway No. 3; thence Southwesterly along said right-of-way line 604.14 feet, more or less, to its intersection with the West line of said West Half (W ½) of the Southwest Quarter (SW ¼); thence Northerly along said West line 666.87 feet, more or less, to the point of beginning, according to the Government Survey thereof; located in Dakota County, Minnesota (Abstract Property).

EXHIBIT B

1.                                       Facts which would be disclosed by a comprehensive survey of the premises described herein.

2.                                       Real estate taxes and installments of special assessments due and payable in 2003 and thereafter.

3.                                       Mortgage, Assignment of Rents, Security Agreement and Fixture Financing Statement executed by CV Dynamics, Inc. in favor of Riverside Bank, dated November 23, 1999, filed December 13, 1999, as Document No. 1659505 in the original amount of $2,500,000.00.

4.                                       Financing Statement by and between CV Dynamics, Inc. as debtor, and Riverside Bank as secured party, filed January 20, 2000, as Document No. 1667451.

5.                                       Conditional Use Permit issued by the City of Inver Grove Heights dated July 14, 1997, recorded July 24, 1997 as Document No. 1434761 indicating the approval of the Inver Grove Heights City Council of a Conditional Use Permit to allow a PCS tower on the property at 9605 Jefferson Trail (L-1, limited industrial zoning district).  City Council Resolution No. 6854 approved May 12, 1997.

6.                                       Subject to road easement in favor of the State of Minnesota as set forth in final certificate recorded February 2, 1955 in Book 64, page 240.

7.                                       Easement between Soo Line Railroad Company, a Minnesota corporation, in favor of Cooperative Power Association, a Minnesota Corporation, dated November 15, 1991, recorded January 10, 1992 for construction and maintenance of electric transmission lines.

8.                                       Trunk watermain, sanitary sewer extension and utility easement(s) over the Southeasterly 20 feet lying south of the north 417.42 feet of the Northwest ¼ of the Southwest ¼ in favor of the City of Inver Grove Heights, as created in Document No. 1740919.